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                                   Exhibit 21
                         Subsidiaries of the Registrant
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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                           State of
                                                       Percentage       Incorporation
                                                           of                 or
 Parent                  Subsidiary                     Ownership        Organization
 ------                  ----------                     ---------        ------------
First Place Financial    First Federal Savings and        100%             Federal
Corp.                    Loan Association of Warren
